UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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McGrath RentCorp

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McGRATH RENTCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 19, 2005

To the Shareholders of McGRATH RENTCORP:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of McGrath RentCorp, a California corporation (the “Company”), will be held at the Company’s principal executive offices located at 5700 Las Positas Road, Livermore, California 94551, on Thursday, May 19, 2005, at 2:00 p.m., local time, for the following purposes:

1. To elect seven (7) directors of the Company to serve until the 2006 annual meeting of shareholders or until their successors are elected and qualified;

2. To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2005; and

3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

The Board of Directors of the Company has fixed the close of business on April 15, 2005 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Randle F. Rose

Secretary

Livermore, California

April 25, 2005

Mailed to Shareholders

on or about April 27, 2005

McGRATH RENTCORP

5700 Las Positas Road

Livermore, California 94551

PROXY STATEMENT

FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

General Information

This proxy statement is furnished to the shareholders of McGrath RentCorp, a California corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of shareholders of the Company (the “Annual Meeting”) to be held on Thursday, May 19, 2005, at 2:00 p.m., local time, at the Company’s principal executive offices located at 5700 Las Positas Road, Livermore, California 94551, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Solicitation, Record Date and Voting Procedures

The solicitation of proxies will be conducted by mail and the Company will bear all related costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on April 15, 2005 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. The Company effected a 2-for-1 stock split on March 25, 2005 and all share numbers in this proxy statement reflect such stock split. As of the close of business on the Record Date, the Company had 24,613,048 shares of common stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of common stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy and Randle F. Rose, the Company’s Secretary, will act as inspector of elections to tabulate votes cast in person at the Annual Meeting.

Each outstanding share of common stock on the Record Date is entitled to one vote on each matter. However, every shareholder voting for the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (seven) multiplied by the number of shares held, or may distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes. The proxy holders are given discretionary authority, under the terms of the proxy, to cumulate votes represented by shares for which they are named in the proxy. In electing directors, the seven candidates receiving the highest number of affirmative votes shall be elected.

Under the General Corporation Law of the State of California, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Abstentions are not included in determining the number of shares voted on the proposals submitted to shareholders. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are not deemed to be entitled to vote for purposes of determining whether shareholders’ approval of that matter has been obtained.

With respect to Proposal 1 of this proxy statement, directors are elected by a plurality of the votes of the shares of common stock represented and voted at the Annual Meeting, and abstentions and broker “non-votes” will have no effect on the outcome of the election of directors. With respect to Proposal 2 of this proxy statement, the affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for ratification of the independent auditors. Abstentions and broker “non-votes” will have no effect on such proposal.

The Proxy

The persons named as proxyholders, Robert P. McGrath, the Company’s Chairman of the Board of Directors, and Randle F. Rose, the Company’s Secretary, were selected by the Company’s Board of Directors.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock of the Company represented by the proxy will be voted as to the proposal for which no specification is given as follows:

FOR the election of the director nominees named in this proxy statement and FOR the ratification of the selection of Grant Thornton LLP, as the Company’s independent auditors for the 2005 fiscal year and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. The Company does not presently know of any other such business to be conducted at the Annual Meeting.

Revocability of Proxy

If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to the Company (to the attention of Randle F. Rose, the Company’s Secretary), at the address of our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting.

Deadline for Receipt of Shareholder Proposals

Requirements for Shareholder Proposals to Be Brought before an Annual Meeting.    To be considered for presentation to the annual meeting of the Company’s shareholders to be held in 2006, a shareholder proposal must be received by Randle F. Rose, Secretary, McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551, no later than December 28, 2005.

Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials.    Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the annual meeting of the Company’s shareholders to be held in 2006 must be received by the Company no later than December 28, 2005 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

Discretionary Authority.    The proxies to be solicited by our Board of Directors for the 2006 annual meeting will confer discretionary authority on the proxyholders to vote on any shareholder proposal presented at such annual meeting if we fail to receive notice of such proposal by March 15, 2006.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws authorize the number of directors to be not less than four (4) and not more than seven (7). The number of directors on the Board of Directors is currently fixed at seven (7). Each director serves a one-year term. The Board of Directors is currently composed of the following seven (7) directors whose terms will expire upon the election and qualification of directors at the Annual Meeting of shareholders to be held on May 19, 2005: William J. Dawson, Robert C. Hood, Dennis C. Kakures, Joan M. McGrath, Robert P. McGrath, Dennis P. Stradford and Ronald H. Zech. At each annual meeting of shareholders, directors will be elected for full terms of one year to succeed those directors whose terms are expiring.

At the Annual Meeting, the shareholders will elect seven (7) directors. Messrs. Dawson, Hood, Kakures, McGrath, Stradford and Zech and Ms. McGrath have been nominated to serve a one-year term, until the annual meeting of shareholders to be held in 2006, or until their successors are elected or appointed and qualified, or until their earlier resignation or removal. The Board of Directors has no reason to believe that any of Messrs. Dawson, Hood, Kakures, McGrath, Stradford and Zech and Ms. McGrath will be unable or unwilling to serve as a nominee or as a director if elected.

Nominees

The names of the nominees and certain information about them are set forth below.

Name of Nominee	Age	Principal Occupation	Director Since
William J. Dawson	50	Vice President and Chief Financial Officer of Cerus Corporation	1998

Robert C. Hood	64	Former Executive Vice President and Chief Financial Officer of Excite, Inc.	1999

Dennis C. Kakures	48	Chief Executive Officer and President of the Company	2003

Joan M. McGrath	68	Businesswoman	1982

Robert P. McGrath	71	Chairman of the Board of the Company	1979

Dennis P. Stradford	58	President and Chief Executive Officer of Nomis Solutions, Inc.	2002

Ronald H. Zech	61	Chairman of the Board and Chief Executive Officer of GATX Corporation	1989

William J. Dawson was elected a director of the Company in 1998. Mr. Dawson joined Cerus Corporation, a publicly held biopharmaceutical company, in August 2004 as Vice President, Finance, and Chief Financial Officer. From 2002 until August 2004, he was Vice President, Finance & Operations, and CFO of Dynavax Technologies Corporation, a publicly held biopharmaceutical company. From 1998 through 2001, he was Corporate Senior Vice President, Business Development, for McKesson Corporation, where he was responsible for mergers and acquisitions and venture capital investing for the San Francisco-based healthcare services company. He was also acting Chief Financial Officer of iMcKesson, a wholly-owned e-health subsidiary of McKesson. Mr. Dawson also serves on the board of directors of Wellington Trust Company, a subsidiary of Wellington Management Company, LLP, a private institutional fund management company. Mr. Dawson received an A.B. in mechanical engineering from Stanford University and an M.B.A. from Harvard Business School.

Robert C. Hood was elected a director of the Company in 1999. Since 1999, he has been an independent investor. From 1996 to 1999, Mr. Hood was Executive Vice President and Chief Financial and Administrative Officer of Excite, Inc., an Internet portal company. Mr. Hood received a B.A. in Economics from Bates College and an M.B.A. from the Amos Tuck Graduate School of Business at Dartmouth College.

Dennis C. Kakures was elected a director of the Company in 2003 and became the Chief Executive Officer of the Company in 2003. Mr. Kakures has been the President of the Company since 1995. He joined the Company in 1982 as Sales and Operations Manager of the Company’s Northern California office and has also served as a Vice President of the Company in 1987, Chief Operating Officer from 1989 to 2003 and Executive Vice President from 1993 to 1995. Mr. Kakures received a B.S. in Marketing from California State University at Hayward.

Joan M. McGrath joined the Company in 1980 and has been a director since 1982. Ms. McGrath served as a Vice President of the Company from 1982 through 1994. Ms. McGrath retired as an employee of the Company on July 1, 2004. Prior to her retirement, her responsibilities included training sales, supervisory and management personnel and general management. Ms. McGrath received a B.A. in English Literature from Marymount College and an M.A. in Theology from the University of San Francisco, and completed doctoral studies in philosophy at Fordham University.

Robert P. McGrath is the founder and Chairman of the Board of the Company. He has been a director since the Company’s formation in 1979 and Chairman of the Board since 1988. From 1979 to March 2003, he also served as the Company’s Chief Executive Officer. From March 2003 to July 2004, Mr. McGrath served as Executive Chairman. He served as President from 1979 to 1994 and as Chief Financial Officer from 1979 to 1993. Mr. McGrath received a B.S. in Electrical Engineering from the University of Notre Dame.

Dennis P. Stradford was elected a director of the Company in 2002. Mr. Stradford also served on the Company’s Audit Committee from November 2002 until November 2003. Mr. Stradford joined Nomis Solutions, Inc., a provider of price optimization solutions to the financial services industry, as its President and Chief Executive Officer in January 2004. Mr. Stradford was the Chief Executive Officer of CascadeWorks, Inc., a provider of e-procurement software to Fortune 1000 companies, from 2000 to 2003. From 1998 to 2000, he was Chief Executive Officer of SupplyBase, Inc. a provider of web-based supply-chain management software and services. From 1985 to 1997, Mr. Stradford was with Flextronics International, Ltd., a publicly traded company, and served as its Senior Vice President, Sales and Marketing. He previously held executive and sales positions with Zehntel, Inc. and International Business Machines Corp. Mr. Stradford holds a B.A. from San Jose State University and an M.A., M. Div. from St. Patricks Theolgaite.

Ronald H. Zech was elected a director of the Company in 1989. Since 1996, Mr. Zech has served as Chairman of the Board and Chief Executive Officer of GATX Corporation, a New York Stock Exchange-listed company. Mr. Zech also served as President of GATX from 1994 to 2004. GATX provides specialized finance and leasing solutions for customers and partners worldwide. Mr. Zech also serves on the board of directors of The PMI Group, Inc., a New York Stock Exchange listed company engaged in the business of providing private mortgage insurance. Mr. Zech received a B.S. in Electrical Engineering from Valparaiso University and an M.B.A. from the University of Wisconsin.

Required Vote

The nominees will be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted toward the nominees’ total.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 15, 2005:

Name	Age	Position Held with the Company
Robert P. McGrath	71	Chairman of the Board
Dennis C. Kakures	48	Chief Executive Officer, President and Director
Thomas J. Sauer	48	Vice President and Chief Financial Officer
Joseph F. Hanna	42	Senior Vice President of Operations
Randle F. Rose	47	Vice President of Administration and Secretary
Richard Gordon Brown	36	Vice President, Mobile Modular
Susan Boutwell	50	Vice President, TRS-RenTelco
William J. Dawson(1)(2)	50	Director
Robert C. Hood(1)(2)(3)	64	Director
Joan M. McGrath	68	Director
Dennis P. Stradford(1)(3)	58	Director
Ronald H. Zech(2)(3)	61	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Corporate Governance and Nominating Committee

Robert P. McGrath, Dennis C. Kakures, William J. Dawson, Robert C. Hood, Joan M. McGrath, Dennis P. Stradford and Ronald H. Zech are nominees to the Board of Directors and their descriptions appear under “Proposal No. 1: Election of Directions—Nominees.”

Thomas J. Sauer was appointed Chief Financial Officer of the Company in 1999. He joined the Company in 1983 as its Accounting Manager and served as its Controller from 1987 to March 1999. He also became Treasurer in 1989 and a Vice President in 1995. Mr. Sauer received a B.S. in Business from the University of California and an M.B.A. from Golden Gate University.

Joseph F. Hanna was appointed Senior Vice President of Operations of the Company in January 2005. He served as Vice President of Operations since joining the Company in 2003. Mr. Hanna has extensive sales and operations experience, including 12 years at SMC Corporation of America (a subsidiary of SMC Corporation, Tokyo, Japan) where he served most recently as Director, Sales and Operations, Western United States. His prior experience also includes serving as an officer in the United States Army. Mr. Hanna received a B.S. in Electrical Engineering from the United States Military Academy, West Point, New York.

Randle F. Rose joined the Company in 1997 as its Vice President of Administration and was elected Secretary of the Company in 1999. Mr. Rose received a B.S. in Business Finance from California State University at San Jose.

Richard Brown was appointed Vice President of the Company and Division Manager of Mobile Modular in January 2005. He previously served as Division Manager of the Company’s modular division from July 2002 to January 2005. He joined the Company in 1992 and has served in both sales and branch management positions for the Company’s modular division. He received a B.A. in Speech Communication from California State University, Northridge in 1992 and an M.B.A. from Azusa Pacific University in 1998.

Susan Boutwell was appointed Vice President of the Company and Division Manager of TRS-RenTelco in January 2005. She previously served as Division Manager of the Company’s TRS-RenTelco division from June 2004 to January 2005. She is a 23-year veteran of Technology Rentals and Services (TRS), an electronics equipment rental division of CIT Technologies Corporation that was acquired by the Company in June 2004. At TRS, Ms. Boutwell served in leadership roles including Executive Vice President, Life Cycle Management, from August 2003 to June 2004, as well as sales management, operations and credit/collections.

Each executive officer of the Company serves at the pleasure of the Board of Directors.

Director Independence

Our Board of Directors has determined that four non-employee directors of the board, consisting of Messrs. Dawson, Hood, Stradford and Zech, are “independent” as the term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. Mr. and Ms. McGrath, while no longer employees of the Company, are not considered independent because each was employed by the Company until July 1, 2004 and therefore continue to be considered non-independent directors under the 3-year look-back rule. Mr. Kakures, as an executive officer of the Company, is not considered independent. In making these determinations, our Board of Directors considered transactions and relationships between each director and his or her immediate family and the Company and its subsidiaries, including those reported in the section below captioned “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our Board affirmatively determined, based on its understanding of such transactions and relationships, that four of our non-employee directors are independent of the Company and, therefore, a majority of the members of our Board is independent, under the standards set forth by the Nasdaq rules.

Meetings and Committees of the Board of Directors

During 2004, the Board of Directors met 7 times. No director attended fewer than 75% of the aggregate of either (i) the total number of Board meetings held during the period for which he or she was a director, or (ii) the total number of committee meetings of the Board held in 2004 on which he or she served. The standing committees of the Board of Directors currently include the Compensation Committee, the Audit Committee and the Corporate Governance and Nominating Committee.

Compensation Committee

The Compensation Committee held 4 meetings in 2004. The Compensation Committee currently consists of Messrs. Dawson, Hood and Stradford; Mr. Dawson serves as its chairman. Our Board of Directors has determined that all current members of the Compensation Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The functions of the Compensation Committee are to establish and apply the Company’s compensation policies with respect to the Company’s executive officers. Additional duties and powers of the Compensation Committee are set forth in its charter, which was adopted and approved in April 2004 and a copy of which is posted on our website at www.mgrc.com.

Audit Committee

The Audit Committee held 7 meetings in 2004. The Audit Committee currently consists of Messrs. Dawson, Hood and Zech; Mr. Hood serves as its chairman. The Audit Committee is directly responsible for approving the audit and non-audit services performed by our independent auditors. In addition, the Audit Committee is primarily responsible for reviewing and evaluating the Company’s accounting and financial reporting processes, including its system of internal financial controls, and audits of the financial statements of the Company. The Board of Directors adopted and approved a charter for the Audit Committee in March 2001, further amended this charter in April 2004, and posted a copy on our website at www.mgrc.com. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing materials.

After considering transactions and relationships between each member of the Audit Committee or his immediate family and the Company and its subsidiaries and reviewing the qualifications of the members of the Audit Committee, our Board of Directors has determined that all current members of the Audit Committee are (1) “independent” as that term is defined in Section 10A of the Exchange Act; (2) “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers; and (3) financially literate and having the requisite financial sophistication as required by Nasdaq rules applicable to issuers listed on the Nasdaq National Market. Furthermore, our Board of Directors has determined that Messrs. Dawson, Hood and Zech each qualify as an Audit Committee financial expert, as defined by the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to the fact that, among other things, Mr. Hood is the former Executive Vice President and Chief Financial Officer of Excite, Inc., Mr. Dawson is the Vice President and Chief Financial Officer of Cerus Corporation and Mr. Zech is the Chief Executive Officer of GATX Corporation, and in those respective capacities each has acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an Audit Committee financial expert.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee held 2 meetings in 2004. The Corporate Governance and Nominating Committee consists of Messrs. Stradford, Hood and Zech; Mr. Zech serves as its chairman. Our Board of Directors has determined that all current members of the Corporate Governance and Nominating Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The Corporate Governance and Nominating Committee assists the Board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the Board and committees of the Board, and the development, evaluation and monitoring of our corporate governance processes and principles. The committee also is responsible for developing, implementing and monitoring compliance with our Code of Business Conduct and Ethics and recommending to the Board revisions to the Code from time to time as appropriate. Further, the Committee is responsible for the administration of the Board’s annual self-evaluation process and the sharing of the results thereof with the Board for discussion and deliberation. Additional duties and powers of the Corporate Governance and Nominating Committee are set forth in its charter, which was adopted and approved in April 2004 and a copy of which is posted on our website www.mgrc.com.

Qualifications of Directors

Our Board of Directors has not established any special qualifications or any minimum criteria for our director nominees. In considering candidates for the Board, the Corporate Governance and Nominating Committee will consider the entirety of each candidate’s credentials. However, as specified in the charter for the Corporate Governance and Nominating Committee, the Corporate Governance and Nominating Committee will consider certain qualifications such as the nominee’s personal and professional integrity, ability, judgment, broad experience in business, finance or administration, familiarity with our industry, ability to serve the long-term interests of our shareholders and sufficient time available to devote to our affairs. The Corporate Governance and Nominating Committee will also use its best efforts to ensure that the composition of our Board of Directors at all times adheres to the independence requirements applicable to companies listed on the Nasdaq National Market, as well as other regulatory requirements applicable to us.

Director Nomination Process

Continuing Directors

Generally, the Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for renomination. The Corporate Governance and Nominating Committee will balance the value of continuing service by existing members of the Board of Directors with that of obtaining new perspectives.

New Directors

Generally, once a need to add a new board member is identified, the Corporate Governance and Nominating Committee will initiate a search by working with staff support, seeking input from board members and senior management and hiring a consultant or search firm, if necessary. After a slate of possible candidates is identified, members of the Corporate Governance and Nominating Committee, other members of the board and senior management have the opportunity to interview the prospective candidates(s). The remaining members of the board who do not interview the prospective candidate(s) are kept informed. The Corporate Governance and Nominating Committee ultimately determines and recommends the best candidate(s) after completing its selection process for approval by the full Board of Directors.

Director Compensation

For the year ended December 31, 2004, each director other than Mr. McGrath who was not also an officer or employee of the Company was compensated for his or her services as a director at the rate of $16,000 per annum plus an additional fee of $750 per meeting for attendance at the meetings of the Board of Directors or one of its Committees (in the event a Committee meeting is held in conjunction with a Board meeting, only one $750 fee is paid to the director). Messrs. Dawson, Hood, Stradford and Zech received $32,500, $35,250, $26,500 and $31,000, respectively, for their services as a director of the Company during 2004. After retiring as an employee of the Company July 1, 2004, Ms. McGrath received director fees of $10,250. After retiring as an employee of the Company on July 1, 2004, Mr. McGrath received an annual retainer of $100,000, pro-rated for the 6 months remaining in 2004. Mr. McGrath also received an additional fee of $1,500 per meeting. Mr. McGrath received director fees of $54,500 for the year ended December 31, 2004. All directors, including those who are officers or employees of the Company, are reimbursed for expenses incurred in connection with attending Board or Committee meetings.

In addition to cash compensation, each of the outside directors of the Company during 2004 received a non-qualified stock option under the Company’s 1998 Stock Option Plan. Each of Messrs. Dawson, Hood, Stradford and Zech and Ms. McGrath, after she retired July 2004 and became an outside director, received a non-qualified stock option for the purchase of 16,000 shares of the Company’s common stock at an exercise price of $22.30 per share. Mr. McGrath received a non-qualified stock option under the Company’s 1998 Stock Option Plan for the purchase of 32,000 shares of the Company’s common stock at an exercise price of $22.30 per share. See “Executive Compensation and Other Information—Summary Compensation Table—1998 Stock Option Plan” below.

The Company’s plan for director compensation changed effective January 1, 2005. For fiscal year 2005, each director who is not also an officer or employee of the Company, other than the Chairman of the Board, will receive a retainer of $25,000 per year. The Chairman of the Board will receive an annual retainer of $85,000 per year. In addition to the annual retainers, the Chairs of the Audit Committee, Compensation Committee, and Nominating and Governance Committee will receive an additional annual retainer of $10,000, $6,000 and $4,500, respectively. Each other member of the Audit Committee, Compensation Committee, and Nominating and Governance Committee who is not an employee of the Company will receive an annual retainer of $6,000, $3,000 and $1,500, respectively. Directors will also be eligible for stock option grants.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table provides summary information concerning the compensation earned during the fiscal years ended December 31, 2004, 2003 and 2002 by our Chief Executive Officer and each of our four most highly compensated executive officers whose total salary, bonus and other compensation exceeded $100,000 during the fiscal year ended December 31, 2004. In accordance with the rules of the SEC, the compensation described below does not include perquisites and other personal benefits received by the executive officers named in the table below which do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these officers. The executive officers listed below are referred to as the “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation		All Other Compensation(3)
		Salary	Bonus	Awards(1)	Payout(2)
Dennis C. Kakures President and Chief Executive Officer	2004 2003 2002	$375,000 361,250 290,462	$284,737 88,277 —	— — —	$42,015 97,458 186,603	$10,219 10,923 6,467

Thomas J. Sauer Vice President and Chief Financial Officer	2004 2003 2002	230,000 227,231 181,538	99,917 27,843 30,000	— — —	27,629 63,828 121,992	10,219 10,923 6,467

Joseph F. Hanna(4) Senior Vice President of Operations	2004 2003 2002	200,000 190,785 —	116,156 35,000 —	— — —	— — —	4,985 — —

Randle F. Rose Vice President of Administration, Secretary	2004 2003 2002	155,000 135,000 110,337	79,692 42,308 25,875	— — —	— — —	9,770 8,683 4,591

(1)	Upon an award of stock bonus shares under the Company’s Long-Term Stock Bonus Plan, 20% of such shares are vested in the participant and the remaining 80% vest over the next four years contingent upon the participant remaining in the employ of the Company. See “Long-Term Stock Bonus Plan” below. The figures shown in the column designated “Awards” are the values of the vested 20% shares of the Company’s Common Stock earned by the executive officers under the Plan, calculated based on the market value of the Common Stock as of the end of the respective years. Dividends are paid to the officer with respect to shares earned by him, whether or not vested. As the unvested shares subsequently vest, their values are shown in the column designated “Payout.”
(2)	The figures shown in the column designated “Payout” are the values of the shares of the Company’s Common Stock previously earned by the executive officers under the Company’s Long-Term Stock Bonus Plan in a prior year which vested during the year shown. The values are calculated based on the market value of the Common Stock as of the end of the year in which it was originally earned.
(3)	The figures shown in the column designated “All Other Compensation” represent the executive officer’s share of the allocation of the Company’s contribution to the Company’s Employee Stock Ownership Plan for that year, and his share of any re-allocations of forfeited benefits during that year (see “Employee Stock Ownership Plan” below).
(4)	Mr. Hanna served as Vice President of Operations during 2004 and was appointed Senior Vice President of Operations effective January 1, 2005.

Employee Stock Ownership Plan

The Company’s Employee Stock Ownership Plan is intended to qualify as an employee stock ownership plan as defined in Section 4975(e)(7) of the Internal Revenue Code, and as a stock bonus plan under Section 401(a) of the Internal Revenue Code. The Company created a trust under the ESOP to hold plan assets, with Union Bank of California, N.A. acting as trustee. The Company may amend or terminate the ESOP at any time. In September 2003, the Company amended the ESOP to name North Star Trust Company as Trustees in place of Delight Saxton and Thomas J. Sauer. All assets acquired by the trust are administered by a Plan Committee composed of Deborah Barbe, Tony Moton, Brian Jensen, Garni Thomas and Sandy Waggoner (all Company employees) for the exclusive benefit of employees who are participants in the ESOP and their designated beneficiaries.

Employees who are 21 years or older are entitled to participate in the ESOP when they have completed one year of service to the Company by June 30 of any year. As of December 31, 2004, 433 employees of the Company were participants in the ESOP. Allocations to each eligible participant’s trust account are made each year from Company contributions, trust income or loss and re-allocations of forfeited ESOP benefits if the participant remains employed throughout the year and has worked a minimum number of hours or his or her employment has terminated due to death or retirement (as that term is defined in the ESOP) during that year. Allocations are made based upon each participant’s compensation from the Company and time employed by the Company. As provided by law, a participant’s interest in the ESOP becomes 20% vested after three years of service and will continue to vest at 20% per year thereafter until it is fully vested after the seventh year or upon death or total disability. The vesting schedule will be accelerated and the Company’s contributions and ESOP allocations will be modified if the ESOP becomes a “top heavy plan” under federal tax laws.

In general, Company contributions are immediately tax deductible by the Company, but participants do not recognize income for tax purposes until distributions are made to them. The Company’s Board of Directors determines the amount of Company contributions to the ESOP in cash, Company stock or other property each year with consideration for federal tax laws. The Company made a $975,000 cash contribution to the ESOP for the 2004 plan year, and the Company had made cash contributions totaling $2,350,000 for the four years prior to that. Employees may not make contributions to the ESOP. Contributions in cash are used to purchase Company stock. However, other investments may be made and loans may be incurred by the ESOP for the purchase of Company stock.

The Plan Committee has determined that cash dividends paid by the Company on shares of the Company’s Common Stock held by the ESOP shall be paid out to the participants. The Plan Committee has the right to revoke this decision at any time.

1987 Incentive Stock Option Plan

The Company adopted a 1987 Incentive Stock Option Plan (the “1987 Plan”) under which options were granted to key employees of the Company for the purchase of its Common Stock. Options granted under the 1987 Plan are intended to qualify as incentive stock options as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. The 1987 Plan authorized the issuance of an aggregate of 4,000,000 shares of the Company’s Common Stock under options. As of April 15, 2005, options for an aggregate of 1,704,000 shares had been granted to 28 key employees at exercise prices ranging between $1.53 and $5.38 per share; and of such options granted, options have been exercised for the purchase of 1,516,502 shares, options for 158,734 shares have been terminated, and options for 28,764 shares remain outstanding. The 1987 Plan expired in 1997, and no further options may be granted under it; however, as of December 31, 2004, options held by key employees for 28,764 shares remain exercisable in accordance with the terms of those options with an exercise price of $5.38. None of the Named Executive Officers were granted, exercised or held an option during 2004 under the 1987 Plan.

1998 Stock Option Plan

The Company has a 1998 Stock Option Plan (as amended, the “1998 Plan”) that authorizes the issuance of an aggregate of 4,000,000 shares of the Company’s Common Stock under options to officers, key employees, directors and other persons who provide valuable services to the Company or its subsidiaries. Options granted under the 1998 Plan may be either incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or options which are not incentive stock options (“non-qualified options”). As of April 15, 2005, options for an aggregate of 2,654,000 shares have been granted to 130 key employees at exercise prices ranging between $7.81 and $22.32 per share; and of such options granted, options have been exercised for the purchase of 774,010 shares, options for 310,450 shares have been terminated, and options for 1,569,540 shares remain outstanding. In addition to these options to key employees, options for an aggregate of 332,000 shares have been granted to outside directors of the Company at exercise prices ranging between $7.97 and $22.30 per share; and of such options granted, no options have been exercised, options for 20,000 shares have been terminated, and options for 312,000 shares remain outstanding. A total of 1,344,450 shares remain available in the 1998 Plan for future option grants. In the event there is a “change in control” of the Company and the option holder is thereafter terminated within two years, the exercise rights under his or her option shall accelerate and become fully vested. With the exception of the information set forth below, none of the Named Executive Officers exercised or held an option during 2004 under the 1998 Plan.

Option Grants in Last Fiscal Year

The following table sets forth information concerning grants of stock options to each Named Executive Officer during the fiscal year ended December 31, 2004. The table includes the potential realizable value based on the market price of our stock at the date of the grant over the ten-year term of the options based on assumed rates of stock appreciation of 5% and 10%, compounded annually and subtracting from that result the total option exercise price. Potential realizable values are net of exercise price, but before taxes associated with exercise. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the common stock.

All of these options were granted under our 1998 Stock Option Plan, as amended, at an exercise price equal to the fair value of our common stock at the time of grant, as determined by our Board of Directors. The exercise price may in some cases be paid by delivery of other shares or by offset of the shares subject to options. The percentage of total options set forth below is based on options to purchase an aggregate of shares of common stock granted to employees for the fiscal year ended December 31, 2004.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2004	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Dennis C. Kakures	100,000	18.6%	$15.010	3/10/2014	$943,970.83	$2,392,207.43

Thomas J. Sauer	50,000	9.3%	$15.285	3/8/2014	$480,632.72	$1,218,017.68

Randle F. Rose	20,000	3.7%	$15.285	3/8/2014	$192,253.09	$487,207.07

Joseph Hanna	40,000	7.4%	$15.285	3/8/2014	$384,506.17	$974,414.14

Aggregate Option Exercises in 2004 and

Option Values at December 31, 2004

The following table presents certain information concerning the exercise of stock options during fiscal 2004 by each of the Company’s Named Executive Officers, and the number and value at December 31, 2004 of unexercised options held by these individuals. The value of in-the-money options shown in the table below reflects the positive difference between the exercise price of each outstanding stock option and $21.805 per share, the closing sale price per share of the Company’s common stock on December 31, 2004 as reported on the Nasdaq National Market.

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Shares Underlying Unexercised Options at Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year End Exercisable/Unexercisable
Dennis C. Kakures	30,000	$282,681	34,600/209,400	$362,482/$1,802,248

Thomas J. Sauer	10,000	$40,400	23,500/106,500	$239,495/$906,355

Joseph F. Hanna	0	0	21,000/99,000	$210,788/$852,363

Randle F. Rose	10,000	$127,582	12,000/45,000	$137,015/$420,970

(1)	Calculated on the basis of the broker’s reported sale price of our common stock subject to the option and exercise price.

Long-Term Stock Bonus Plans

The Company’s 1990 Long-Term Stock Bonus Plan reserved 800,000 shares of the Company’s Common Stock for bonuses to be granted to officers and other key employees to provide incentives for high levels of performance and unusual efforts to improve the financial performance of the Company. This Plan terminated on December 31, 1999. In 2000, the Board of Directors and shareholders of the Company adopted the McGrath RentCorp 2000 Long-Term Stock Bonus Plan to replace the prior plan, and under which another 800,000 shares of the Company’s Common Stock are reserved for bonuses to be granted to officers and key employees under conditions substantially the same as the prior plan. Stock Bonus Agreements have been entered into with Dennis C. Kakures, the Company’s President and Chief Executive Officer, and Thomas J. Sauer, the Company’s Vice President and Chief Financial Officer. To date, Messrs. Kakures and Sauer are the only persons who have received Stock Bonus Agreements. From 1990 through 2000, each Agreement provided for a stock bonus to the officer dependent upon the return on equity realized for the Company’s shareholders over a three-year period, and starting with Agreements entered into in 1998, also dependent upon the growth in the Company’s net income over that three-year period before taking into account any income derived from or expenses attributable to interest, income taxes, depreciation and/or amortization (“EBITDA”). Starting in 2001, each Agreement provided for a stock bonus to the officer dependent upon the growth in the Company’s EBITDA after subtracting its debt. The Agreements also provide that the right to receive any stock bonus earned is subject to vesting over a four-year period contingent upon the officer remaining in the employ of the Company; however, in the event there is a “change in control” of the Company and the officer is thereafter terminated, his right to receive any stock bonus earned is accelerated and becomes fully vested. Messrs. Kakures and Sauer were not awarded stock bonuses based upon the Company’s performance over the three-year period ended December 31, 2004.

Under the 2000 Plan, 800,000 shares remain available for future bonus grants.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company, except that Robert P. McGrath and Joan M. McGrath are husband and wife.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company during 2004 consisted of Messrs. Dawson, Hood and Stradford. No member of this committee is a present or former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

The Company has entered into Indemnification Agreements with each of our directors and executive officers. These Agreements require the Company to indemnify our officers or directors against expenses and, in certain cases, judgment, settlement or other payments incurred by the officer or director in suits brought by the Company, derivative actions brought by shareholders and suits brought by other third parties. Indemnification has been granted under these Agreements to the fullest extent permitted under California law in situations where the officer or director is made, or threatened to be made, a party to the legal proceeding because of his or her service to the Company.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of April 15, 2005, by (i) each shareholder known to the Company to own beneficially more than 5% of our common stock; (ii) each of our directors; (iii) the Chief Executive Officer and each of the three other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during the year ended December 31, 2004; and (iv) all directors and executive officers of the Company as a group:

Beneficial Owner(1)(2)	Shares Beneficially Owned(3)	Percentage of Class of Shares Beneficially Owned
Robert P. and Joan M. McGrath(4)(7)	2,753,159	11.2%
T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	2,923,200	11.9%
Dennis C. Kakures(4)(6)(7)	529,376	2.1%
Thomas J. Sauer(4)(6)(7)	501,331	2.0%
Ronald H. Zech(7)	73,200	*
William J. Dawson(7)	63,200	*
Robert C. Hood(7)	51,200	*
Randle F. Rose(4)(7)	26,896	*
Joseph Hanna(4)(7)	33,899	*
Dennis P. Stradford(7)	22,000	*
All executive officers and directors as a group (12 persons)(6)(8)	4,101,173	16.4%

*	The percentage of shares beneficially owned by this director or executive officer constitutes less than 1% of our common stock as of April 15, 2005.
(1)	Except as otherwise indicated, the address of each of the executive officers and directors is c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551.
(2)	To the Company’s knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.
(3)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of the Company’s common stock, subject to options currently exercisable or that will become exercisable within 60 days of April 15, 2005 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 24,613,048 shares of the Company’s common stock outstanding as of April 15, 2005.
(4)	Includes the shares held by the McGrath RentCorp Employee Stock Ownership Plan for benefit of the named individual. The number of shares included is 106,643 shares for Mr. McGrath, 61,012 shares for Ms. McGrath, 96,642 shares for Mr. Kakures, 72,891 shares for Mr. Sauer, 2,896 shares for Mr. Rose, 24 shares for Mr. Hanna, 31 shares for Ms. Boutwell, 9,805 shares for Mr. Brown and 349,944 shares for all executive officers and directors as a group. These shares are included because beneficiaries under the Plan hold sole voting power over the shares (whether or not rights to the shares have vested).
(5)

T. Rowe Price Associates, Inc. filed an Amendment No. 3 to Schedule 13G on February 11, 2005 with the Securities and Exchange Commission and reported beneficial ownership of 1,461,600 shares. After the stock-split effected on March 25, 2005, this holding is now 2,923,200 shares. These securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. (which owns 1,550,000 post-split shares, representing 6.3% of the shares outstanding), for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	Includes unvested shares issued to the named individual under the McGrath RentCorp Long-Term Stock Bonus Plan, which shares are subject to return to the Company under certain circumstances. The number of shares included is, as of April 15, 2005, 1,622 shares for Mr. Kakures, 1,070 shares for Mr. Sauer, and 2,692 shares for all executive officers as a group.
(7)	Includes portions of outstanding stock options held by officers and directors that will be exercisable within 60 days of April 15, 2005 as follows: 59,200 shares for Mr. Zech, 59,200 shares for Mr. Dawson, 42,000 shares for Mr. Kakures, 51,200 shares for Mr. Hood, 24,000 shares for Mr. Rose, 33,875 shares for Mr. Hanna, 22,000 shares for Mr. Stradford, 8,000 shares for Mr. McGrath, 19,000 shares for Mr. Sauer, 29,080 shares for Mr. Brown and 8,000 shares for Ms. Boutwell and 355,555 shares for all officers and directors as a group.
(8)	See footnotes (4), (6) and (7). Includes 355,555 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 15, 2005.

Securities Authorized for Issuance under Equity Compensation Plans

Our shareholders have approved the 1987 Plan, the 1998 Plan, the 1990 Long-Term Stock Bonus Plan and the 2000 Long-Term Stock Bonus Plan. The following table provides information regarding our equity compensation plans as of December 31, 2004:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders	1,481,604	$13.27	(1)	2,646,450
Equity compensation plans not approved by security holders	—	—		—
Total	1,481,604	$13.27	(1)	2,646,450

(1)	Weighted average exercise price is not applicable to shares of common stock granted under the 1990 Long-Term Stock Bonus Plan and the 2000 Long-Term Stock Bonus Plan.

Communications with the Board

Our Board of Directors believes that full and open communication between shareholders and members of our Board is in the best interests of our shareholders. Shareholders may contact any director or committee of the Board by writing to the Chairman of the Corporate Governance and Nominating Committee, c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551. The Chairman of the Corporate Governance and Nominating Committee will determine the extent to which such shareholder communications should be disseminated to other members of the Board and what response, if any, should be made to such communications. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be referred directly to our Audit Committee by writing the Chairman of the Audit Committee, c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551. In view of recently adopted disclosure requirements by the Securities and Exchange Commission related to shareholder communications, the Corporate Governance and Nominating Committee may consider development of more specific procedures. Until any other procedures are developed and posted on our website, any shareholder communication should be directed to the attention of the persons and at the address noted above.

Shareholder Proposals

The Corporate Governance and Nominating Committee will consider shareholder proposals properly submitted to us, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered by the Corporate Governance and Nominating Committee for the 2006 annual meeting, a shareholder must submit its proposal and other relevant information in writing to the attention of our Secretary at our principal executive offices no later than December 28, 2005. The shareholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on our books, of the shareholder proposing such business; (3) the class and number of shares of our common stock which are beneficially owned by the shareholder; (4) any material interest of the shareholder in such business; and (5) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in the shareholder’s capacity as a proponent to the proposal.

With respect to recommendations of director nominee(s), the shareholder must submit the following relevant information in writing to the attention of our secretary at our principal executive offices no later than December 28, 2005: (1) the name, age, business and residence address of the prospective candidate; (2) a brief biographical description of the prospective candidate, including employment history for the past five years, and a statement of the qualifications of the prospective candidate; (3) the class and number of shares of our common stock, if any, which are beneficially owned by the prospective candidate; (4) a description of all arrangements or understandings between the shareholder and the prospective candidate pursuant to which the nomination is to be made by the shareholder if the shareholder and the prospective candidate are different individuals; (5) the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement; and (6) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act. Once the Corporate Governance and Nominating Committee receives the shareholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Corporate Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

The Corporate Governance and Nominating Committee will not evaluate candidates differently based on the source of the nomination. The Committee will consider candidates from any reasonable source, including shareholder recommendations. The Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used for the slate of director nominees at this annual meeting since all directors nominated are for re-election, and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

We have not received a director nominee recommendation from any shareholder (or group of shareholders) that beneficially owns more than five percent of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. Copies of these reports are also required to be delivered to us.

We believe, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 2004, all Reporting Persons complied with all applicable filing requirements, except that Mr. Kakures inadvertently filed one late report on Form 4 regarding the exercise of stock options.

Code of Business Conduct and Ethics

Our Board of Directors adopted a code of business conduct and ethics in April 2004. This code applies to all of our employees and is posted on our website at www.mgrc.com. The code satisfies the requirements under the Sarbanes-Oxley Act of 2002 as well as Nasdaq rules applicable to issuers listed on the Nasdaq National Market. The code, among other things, addresses issues relating to conflicts of interest, including internal reporting violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers to the code with respect to our executive offices and directors may be granted only by the Audit Committee. Any waivers to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, who is currently Randle F. Rose. Any waivers to the code and any amendments to the code applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or person performing similar functions will be posted on our website. Our Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report and the stock performance graph that follows shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Compensation Committee currently has three members, consisting of three independent directors, William J. Dawson, Robert C. Hood and Dennis P. Stradford. The Committee establishes the general compensation policies of the Company for our executive officers and sets the actual compensation plans and specific compensation levels for the individual officers.

Compensation Philosophy

The Company’s executive compensation philosophy is to pay for performance. The Compensation Committee believes executive compensation should reflect the current and long-term performance of the executive as well as the Company, and any management compensation program should be structured to attract, motivate and retain qualified personnel by providing attractive compensation incentives consistent with Company performance. The executive compensation program is intended to provide an overall level of compensation opportunity that the Committee believes, based upon its own judgment and experience and upon periodic studies by independent executive compensation consultants, is competitive with other, comparable companies. The Committee also believes management should have significant equity participation through the ownership of Common Stock of the Company so as to align the interests of executives with those of the Company’s other shareholders in an effort to achieve long-term shareholder returns.

Components of Executive Compensation

In addition to the return executives receive along with other shareholders through their individual ownership of shares of the Company’s Common Stock, there are currently three components of executive compensation: base salary, annual cash incentive bonus, and long-term stock ownership incentives.

Base Salaries—The Compensation Committee establishes the base salaries of each of the Company’s executive officers after considering a variety of factors including the executive’s level of responsibility and individual performance, the executive’s contributions to the success of the Company, internal equities among the salaries of other officers and key personnel of the Company, the salaries of executive officers in similar positions in comparable companies, and the Company’s financial performance.

Annual Cash Incentive Bonuses—The Compensation Committee adopted a formula for calculating a cash incentive bonus for the Chief Executive Officer based upon a combination of the level of the Company’s pre-tax profit for the year and the extent to which he achieved his own individual performance goals, as determined by the Compensation Committee. Mr. Kakures was eligible to receive a bonus up to a maximum of 86% of his base salary. The aggregate cash incentive bonuses earned by Mr. Kakures under this program for 2004 was 76% of his aggregate base salary. See “Chief Executive Officer’s Compensation” below.

The Compensation Committee directed the Chief Executive Officer to develop pre-tax profit goals for the other Executive Officers of the Company and then to determine cash incentive bonuses at the end of the year for these officers based upon a combination of the level of the Company’s pre-tax profit and the extent to which such officers achieved their own individual performance goals. They were eligible to receive bonuses ranging from a maximum of 51% to 66% of their base salary. The aggregate cash incentive bonuses earned by the other Executive Officers for 2004 ranged from 43% to 58% of their aggregate base salaries.

Long-Term Stock Ownership Incentives—The Company has two long-term stock ownership incentive programs for our executives and other key personnel: the 2000 Long-Term Stock Bonus Plan and the 1998 Stock Option Plan.

The Compensation Committee may make recommendations to the Company’s Board of Directors with respect to the granting of stock bonuses under the Company’s 2000 Long-Term Stock Bonus Plan to executive officers. The Plan, and the predecessor 1990 Long-Term Stock Bonus Plan, have been used to reward the achievement of pre-set, long-term financial goals; and the bonuses of stock have been awarded for achieving pre-set goals with respect to the return on equity realized by the Company over successive three-year periods. See “Long-Term Stock Bonus Plans” above.

The Compensation Committee may make recommendations to the Board of Directors with respect to the granting of stock options under the 1998 Stock Option Plan to executive officers. The Board of Directors has granted stock options from time to time to executive officers and other key personnel of the Company under the 1998 Plan and earlier option plans because the Board believed such grants would be an effective part of the particular executive officer’s overall compensation package and that an increase in his or her equity participation in the Company would be appropriate.

Chief Executive Officer’s Compensation

Base Salary—After a review in early 2005 of Mr. Kakures’ level of responsibility, performance and contributions to the Company’s success, the Compensation Committee adjusted Mr. Kakures’ base salary to $400,000, effective January 1, 2005.

Annual Cash Incentive Bonus—Mr. Kakures earned a cash incentive bonus for 2004 in the amount of $284,737.

Long-Term Stock Ownership Incentives—In March 2004, Mr. Kakures was awarded a stock option for 100,000 shares with an exercise price of $15.01. Also, as an employee, he participated in the Company’s Employee Stock Ownership Plan on the same basis as other employees.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the performance of our executive officers with the interests of our shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the Compensation Committee:

William J. Dawson

Robert C. Hood

Dennis P. Stradford

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Grant Thornton LLP performed services for the Company in fiscal years 2003 and 2004 related to financial statement audit work, quarterly reviews, quarterly earnings release reviews, tax services, special projects and other ongoing consulting projects. Fees paid for services rendered by Grant Thornton LLP in fiscal 2003 and 2004, or fees paid in fiscal 2003 and 2004, as the case may be, were as follows:

	2003	2004
Audit Fees(1)	$143,050	$677,982
Audit-Related Fees(2)	$6,020	$5,500
Tax Fees(3)	$28,848	$34,261
All Other Fees(4)	$14,700	$243,907

(1)	Audit fees represent fees for the audit of consolidated financial statements for the fiscal year ended December 31, 2004, audit of internal controls over financial reporting as of December 31, 2004 and the review of consolidated financial statements included in our quarterly reports on Form 10-Q.
(2)	Audit-related fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, and advice on accounting matters that arose during the provision of the audit services.
(3)	Tax fees represent fees for professional services provided in connection with the preparation of our federal and state tax returns and advisory services for other tax compliance matters.
(4)	All other fees represent fees for audits of our 401(k) and Employee Stock Ownership Benefits. It also includes fees relating to our TRS acquisition.

Audit and Non-Audit Services Pre-Approval Policy

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Grant Thornton LLP, the Company’s independent registered public accounting firm, must be approved in advance by the Audit Committee to assure that such services do not impair the auditors’ independence from the Company. In April 2004, the Audit Committee adopted an Audit and Non-Audit Services Pre-Approval Policy which sets forth the procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditors are to be pre-approved. Pursuant to the policy, certain services or category of services described in detail in the policy may be pre-approved generally on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of audit services, audit-related services, tax services and other services. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent auditors. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee prior to being performed. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee, but may not delegate such authority to management. The Company’s independent auditors and Chief Financial Officer are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policy and the fees for the services performed to date. The Audit Committee pre-approved all of the Audit-Related Fees, Tax Fees and All Other Fees described above.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act, that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Audit Committee currently has three members, consisting of three independent directors, William J. Dawson, Robert C. Hood and Ronald H. Zech. The Company’s management is responsible for the Company’s internal controls, financial reporting, compliance with laws and regulations and ethical business standards. The Company’s independent auditors, Grant Thornton LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes as well as the independence and performance of the Company’s independent auditors. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent accountants.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2004 and audit of internal control over financial reporting as of December 31, 2004 with management.

2.	The Audit Committee has discussed with Grant Thornton LLP, the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented to date.

3.	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented to date, has considered the compatibility of the non-audit services provided by the independent auditors with maintaining auditor independence, and has discussed with the independent auditors their independence.

4.	Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, that was filed with the Securities and Exchange Commission on March 16, 2005.

Pursuant to Section 404 of the Sarbanes-Oxley Act, management is required to prepare as part of the Company’s 2004 Annual Report on Form 10-K a report by management on its assessment of the Company’s internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. Grant Thornton LLP has issued an attestation report relative to internal control over financial reporting. During the course of 2004, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal controls, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also discussed this process with Grant Thornton LLP. Management’s assessment report and the auditors’ attestation report are included as part of the 2004 Annual Report on Form 10-K.

Submitted by the Audit Committee:

William J. Dawson

Robert C. Hood

Ronald H. Zech

Stock Performance Graph

The graph below compares the cumulative total shareholder return on the Company’s common stock with the cumulative total return on the Standard & Poor’s 500 Index and Standard & Poor’s Technology Sector Index. The period shown commences on December 31, 1999 and ends on December 31, 2004, the end of the Company’s last fiscal year. The graph assumes an investment of $100 on December 31, 1999 and the reinvestment of any dividends.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s common stock.

Comparison of Five-Year Cumulative Total Return*

McGrath RentCorp, Standard & Poors 500, Russell 2000 And Value Line Industrial Services Index

(Performance Results Through 12/31/04)

Assumes $100 invested at the close of trading 12/99 in McGrath RentCorp common stock, Standard & Poors 500, Russell 2000, and Industrial Services.

*Cumulative total return assumes reinvestment of dividends.	Source: Value Line, Inc.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Grant Thornton LLP has been selected by the Board of Directors and the Audit Committee to be the Company’s independent auditors for the Company’s fiscal year ending December 31, 2005. In the event that ratification of this selection of independent auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Board of Directors and the Audit Committee will review our future selection of independent auditors.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present or represented at the Annual Meeting is required to approve the ratification of the selection of Grant Thornton LLP as our independent auditors for year 2005. Abstentions and broker “non-votes” will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP.

FINANCIAL AND OTHER INFORMATION

We filed an annual report on Form 10-K for the fiscal year ended December 31, 2004 with the Securities and Exchange Commission on March 16, 2005 and a quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004 with the Securities and Exchange Commission on November 4, 2004. Our annual report on Form 10-K for the fiscal year ended December 31, 2004 has been mailed concurrently with the mailing of these proxy materials to all shareholders entitled to notice of, and to vote at, the Annual Meeting.

All materials filed by us with the Securities and Exchange Commission can be obtained at the Commission’s Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or through the Commission’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

In December 2000, the Securities and Exchange Commission adopted new rules that permit us to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. However, upon written request to our Secretary at the address of our principal executive offices, you may revoke your decision to household, and we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request.

A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Randle F. Rose

Secretary

April 25, 2005

Livermore, California

PROXY

McGRATH RENTCORP

PROXY

The Board of Directors solicits this Proxy for the Annual Meeting of Shareholders to be held on Thursday, May 19, 2005, at 2:00 p.m., local time, at the McGrath RentCorp Corporate Headquarters located at 5700 Las Positas Road, Livermore, California 94551.

The undersigned hereby constitutes and appoints Robert P. McGrath and Randle F. Rose, or each of them, with full power of substitution and revocation, attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of McGrath RentCorp or any adjournments thereof, and to vote, including the right to cumulate votes (if cumulative voting is required), the shares of Common Stock of McGrath RentCorp registered in the name of the undersigned on the record date for the Meeting.

Proposal No. 1: Election of Directors

FOR the election of William J. Dawson, Robert C. Hood, Dennis C. Kakures, Joan M. McGrath, Robert P. McGrath, Dennis P. Stradford and Ronald H. Zech as directors (to withhold authority to vote for any individual nominee, strike a line through the nominee’s name);

or

WITHHOLD AUTHORITY to vote for any of the nominees for director listed above.

Proposal No. 2: Approval of the appointment of Grant Thornton LLP as McGrath RentCorp’s independent public accountants for the year ending December 31, 2005.

FOR AGAINST ABSTAIN

PLEASE RETURN THIS SIGNED AND DATED PROXY

IN THE ACCOMPANYING ADDRESSED ENVELOPE

DETACH PROXY CARD HERE

McGRATH RENTCORP

The Board of Directors recommends a vote FOR the nominees named above and FOR Proposal No. 2. The shares represented by this Proxy will be voted as directed above; if no specification is made, the shares will be voted FOR said nominees and proposal. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2004 Annual Report to Shareholders furnished with this Proxy.

Dated: |, 2005

Signature

Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Please Detach Here

You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope